UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-03832222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2009, Daniel F. Akerson, David Bonderman, Robert D. Krebs, Patricia F. Russo and Carol Stephenson were elected to the board of directors, effective immediately. Directors Akerson, Bonderman, Krebs and Russo were designated to the board by the U.S. Treasury pursuant to the terms of the Stockholders Agreement dated as of July 10, 2009 by and among General Motors Company, the U.S. Treasury, the UAW Retiree Medical Benefits Trust and 7176384 Canada Inc (“Canada Holdings”). Director Stephenson was designated to the board by Canada Holdings.

Each member of the board who is not an employee of General Motors Company will be paid, in cash, an annual retainer of $200,000 for service on the board and, if applicable, one or more of the following annual retainers: (i) $10,000 for service as chair of any board committee; (ii) $20,000 for service on the audit committee of the board; and (iii) $150,000 for service as the Chairman of the board. In addition, until August 1, 2009, the members of the board may be reimbursed for taxes related to income imputed to them for the use of company cars provided to non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: July 23, 2009	By:	/s/ Nick S. Cyprus
(Nick S. Cyprus
Controller and Chief Accounting Officer)